Exhibit 99

FOR IMMEDIATE RELEASE
November 2, 2005
Company:	Dominion
Contacts:
Media:	Mark Lazenby (804) 819-2042, mark_lazenby@dom.com Hunter Applewhite (804) 819-2043, hunter_applewhite@dom.com
Analysts:	Joe O'Hare (804) 819-2156, joseph_ohare@dom.com T.A. Hickman (804) 819-2129, thomas_hickman@dom.com Greg Snyder (804) 819-2383, james_gregory_snyder@dom.com

DOMINION ANNOUNCES THIRD-QUARTER 2005 EARNINGS

  Reports GAAP earnings of 4-cents and operating earnings of $1.08 per share

  Supplemental disclosure available on Dominion's Web site

  Conference call scheduled for 10 a.m. EST tomorrow

RICHMOND, Va. - Dominion (NYSE: D) announced today unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended Sept. 30, 2005, of $15 million (4 cents per share) compared to net income of $337 million ($1.02 per share) for the same period last year.

Operating earnings, which are defined as GAAP earnings adjusted for certain items, amounted to $373 million ($1.08 per share) for the three months ended Sept. 30, 2005. This compares to the company's operating earnings guidance of $1.20 to $1.25 per share, originally provided on August 3. Approximately 14 billion cubic feet equivalent of expected natural gas and oil production was delayed in the quarter due to Hurricanes Katrina and Rita, resulting in a 20-cents per share shortfall compared to guidance. Were it not for the hurricanes, Dominion would have exceeded the upper end of its operating earnings guidance range by 3-cents per share. Operating earnings in the third quarter of 2004 were $400 million ($1.21 per share).

Included in third quarter 2005 GAAP earnings but excluded from operating earnings are $358 million in net after-tax charges primarily related to certain impacts of Hurricanes Katrina and Rita, largely reflecting a non-cash charge due to the discontinuation of hedge accounting for certain cash flow hedges related to forecasted production.

Dominion uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors. Dominion also uses operating earnings internally for budgeting, reporting to the board of directors and for the company's annual incentive plan. Dominion management believes operating earnings provide a more meaningful representation of the company's fundamental earnings power.

Business segment results and detailed descriptions of items included in 2005 and 2004 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thos. E. Capps, chairman and chief executive officer, said:

"We faced incredible challenges in the third quarter. Hurricanes Katrina and Rita, both Category 5 storms while in the Gulf of Mexico, and Categories 4 and 3 respectively when they made landfall, occurred just as we were nearly finished recovering from Hurricane Ivan. These events not only disrupted the natural gas and oil business industry-wide, they had a profound effect on our workforce. Immediately following Katrina we went to work finding and safely relocating our employees and their families to Houston.

"Fortunately, the impact of the hurricanes on our earnings is only timing in nature. While the non-cash charge from de-designating hedges on delayed production had a big impact on our third-quarter GAAP earnings, the effect is temporary since we will record future net income when those volumes are produced. Additionally, we expect to recover proceeds for delayed production through our business interruption insurance, subject to policy deductibles."

Dominion's business interruption insurance covers delays caused both by damage to its own production facilities and by damage to third-party facilities downstream.

Dominion's policy coverage for Hurricane Katrina has a 30-day deductible period, while its policy covering Hurricane Rita has a 45-day deductible period.

Third-quarter 2005 operating earnings compared to guidance

Dominion's third-quarter 2005 operating earnings of $1.08 per share compares to the company's third-quarter operating earnings guidance of $1.20 to $1.25 per share. Approximately 14 billion cubic feet equivalent of expected natural gas and oil production was delayed in the quarter due to the hurricanes resulting in a 20-cent-per-share shortfall compared to guidance. Also, Virginia fuel expenses were higher than expected. Commodity price escalation, in part driven by the hurricanes, and a warmer-than-normal summer were the principal causes for the fuel-expense variance. These negatives were partially offset by the benefits of warmer-than-normal weather in the company's electric utility service area; the sale of excess emissions allowances, and higher contributions from the company's merchant generation business.

Complete details of third-quarter 2005 results compared to company guidance can be found on Schedule 4 of this release.

Third-quarter 2005 operating earnings compared to 2004

Third-quarter 2005 operating earnings of $1.08 per share compares to operating earnings of $1.21 per share in the third quarter of 2004. The decrease is primarily attributable to higher Virginia fuel expenses and the effects of Hurricanes Katrina and

Rita. These negatives were partially offset by the benefit of warmer-than-normal weather in the company's electric utility service area; an increase in the sale of emissions allowances, and higher contributions from the company's merchant generation and producer services businesses.

Complete details of third-quarter 2005 operating earnings compared to 2004 can be found on Schedule 5 of this release.

Fourth-quarter 2005 operating earnings guidance

Dominion expects fourth-quarter 2005 operating earnings in the range of 60 cents to 70 cents per share resulting in full-year operating earnings of approximately $4.11 to $4.21 per share. This compares to operating earnings of $1.22 in the fourth quarter 2004. Drivers that compare unfavorably to 2004 include an increase in Virginia fuel expenses, and the continued effect of delayed production due to the hurricanes. Expected offsets include customer growth; a return to normal weather in the gas and electric service areas, and contributions from the company's merchant generation assets. For guidance purposes, no revenue recovery through the business interruption insurance claim process has been assumed for the fourth quarter.

In providing operating earnings guidance, there could be differences between expected GAAP and operating earnings, beyond those differences recorded through the third quarter, for matters such as, but not limited to, changes in accounting principles. At this time Dominion is not able to provide a corresponding GAAP equivalent for fourth-quarter or full-year 2005 earnings per share guidance. GAAP earnings in 2004 amounted to 67 cents per share in the fourth quarter and $4.61 per share for the full-year.

Complete details of Dominion's fourth-quarter 2005 guidance can be found on the company's Web site at www.dom.com/investors/.

Supplemental disclosure available on Dominion's Web site

Concurrent with this earnings release, Dominion has published on its Web site answers to commonly asked questions regarding actual and expected future effects of Hurricanes Katrina and Rita on company operations and financial results. The supplemental question and answer document is an appendix to Dominion's Third Quarter Earnings Release Kit and can be found at www.dom.com/investors/.

November 3 earnings conference call

Dominion will host a conference call at 10:00 a.m. EST, Nov. 3, when management will discuss details of third-quarter 2005 earnings and other issues of interest to the financial community. Members of the media also are invited to listen.

Domestic callers should dial 866-710-0179. The passcode for the conference call is "Dominion." International callers should dial 334-323-9856. Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A live Web cast of the conference call will be available on the company's investor information page at http://www.dom.com/investors/.

A replay of the conference call will be available beginning about 1 p.m. EST Nov. 3 and lasting until 11 p.m. EST Nov. 10. Domestic callers may access the recording by dialing 877-919-4059. International callers should dial 334-323-7226. The PIN for the replay is 78631397. Additionally, a replay of the Web cast will be available on the company's investor information page by the end of the day Nov. 3.

Dominion is one of the nation's largest producers of energy, with a portfolio of about 28,100 megawatts of generation, about 6 trillion cubic feet equivalent of proved natural gas reserves and 7,900 miles of natural gas transmission pipeline. Dominion also operates the nation's largest underground natural gas storage system with more than 965 billion cubic feet of storage capacity and serves retail energy customers in nine states. For more information about Dominion, visit the company's Web site at http://www.dom.com/.

This release contains forward-looking statements including our expectations for 2005 financial results that are subject to various risks and uncertainties. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, such as the timing of the closing dates of acquisitions, realization of and timing of the receipt of expected business interruption insurance proceeds, estimates of future market conditions, estimates of proved and unproved reserves, the company's ability to meet its production forecasts, the behavior of other market participants, and the effects of hurricanes on our operations, oil and gas production and commodity prices. Other factors include, but are not limited to, weather conditions, governmental regulations, economic conditions in the company's service area, fluctuations in energy-related commodity prices, including changes in the cost of fuel for our regulated electric business, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates recoverable by Dominion, the transfer of control over electric transmission facilities to a regional transmission organization, changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, and other uncertainties. Other risk factors are detailed from time to time in Dominion's most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities & Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Preliminary, unaudited
(millions, except earnings per share)

	Three months ended September 30
	2005	2004		Change

Operating Revenue	$4,564	$3,292		$1,272

Earnings:
Dominion Delivery	$ 89	$ 95		$ (6)
Dominion Energy	73	15	(1)	58
Dominion Generation	204	211	(1)	(7)
Dominion Exploration & Production	38	139		(101)
Corporate & Other	(31)	(60)		29
OPERATING EARNINGS	$373	$400		$ (27)
Items excluded from operating earnings(2)	(358)	(63)		(295)
GAAP EARNINGS	$ 15	$337		$(322)

Common Shares Outstanding (average, diluted)	345.0	331.0

Earnings Per Share (EPS):
Dominion Delivery	$0.26	$0.29		$(0.03)
Dominion Energy	0.21	0.04	(1)	0.17
Dominion Generation	0.59	0.64	(1)	(0.05)
Dominion Exploration & Production	0.11	0.42		(0.31)
Corporate & Other	(0.09)	(0.18)		0.09
OPERATING EARNINGS	$1.08	$1.21		$(0.13)
Items excluded from operating earnings(2)	(1.04)	(0.19)		(0.85)
GAAP EARNINGS	$0.04	$1.02		$(0.98)

	Nine months ended September 30
	2005	2004		Change

Operating Revenue	$12,933	$10,211		$2,722

Earnings:
Dominion Delivery	$ 346	$ 358		$ (12)
Dominion Energy	236	105	(1)	131
Dominion Generation	403	409	(1)	(6)
Dominion Exploration & Production	339	431		(92)
Corporate & Other	(119)	(188)		69
OPERATING EARNINGS	$ 1,205	$1,115		$ 90
Items excluded from operating earnings(2)	(429)	(90)		(339)
GAAP EARNINGS	$ 776	$1,025		$(249)

Common Shares Outstanding (average, diluted)	343.1	328.7

Earnings Per Share (EPS):
Dominion Delivery	$1.01	$1.09		$(0.08)
Dominion Energy	0.69	0.32	(1)	0.37
Dominion Generation	1.17	1.24	(1)	(0.07)
Dominion Exploration & Production	0.99	1.31		(0.32)
Corporate & Other	(0.35)	(0.57)		0.22
OPERATING EARNINGS	$3.51	$3.39		$ 0.12
Items excluded from operating earnings(2)	(1.25)	(0.27)		(0.98)
GAAP EARNINGS	$2.26	$3.12		$(0.86)

(1)  2004 amounts have been recast to reflect coal and emissions trading in the Dominion Generation segment.

(2)  Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

Schedule 2 - Reconciliation of 2005 Operating Earnings to GAAP

2005 Earnings (Nine months ended September 30, 2005)

The net effects of the following items, all shown on an after-tax basis, are included in 2005 reported earnings, but are excluded from operating earnings:

  $364 million in charges related to the impacts of Hurricanes Katrina and Rita, primarily reflecting the de-designation of hedge contracts resulting from the delay of natural gas and oil production following the hurricanes;
  $45 million in net charges related to the termination of power purchase contracts, resulting from the acquisition of non-utility generating facilities; and
  $20 million in net charges related to exiting certain businesses consisting of:
    $13 million in net charges connected to trading activities discontinued in 2004, including the Batesville long-term power-tolling contract divested in the second quarter of 2005, and other activities;
    $10 million in net charges related to Dominion Capital;
    $2 million in net charges related to miscellaneous asset impairments; and
    $5 million benefit related to our discontinued telecommunications operations.
(millions, except per share amounts)	1Q05	2Q05	3Q05	4Q05	YTD 2005
Operating earnings	$492	$340	$373		$1,205
Items excluded from operating earnings (after-tax):
Hurricanes Katrina and Rita			(364)		(364)
NUG Buyouts	(45)				(45)
Charges related to exiting certain businesses	(18)	(8)	6		(20)
Total items excluded from operating earnings	(63)	(8)	(358)		(429)
Reported net income	$429	$332	$15		$776

Common shares outstanding (average, diluted)	342.3	342.0	345.0		343.1

Operating earnings per share	$1.44	$0.99	$1.08		$3.51
Items excluded from operating earnings (after-tax):	(0.19)	(0.02)	(1.04)		(1.25)
Reported earnings per share	$1.25	$0.97	$0.04		$2.26

Notes:

Without the delay of 14 Bcfe of expected third-quarter natural gas and oil production, Dominion would have reported additional third quarter earnings of 20-cents per share, resulting in operating earnings of
$1.28 per share for 3Q05 and $3.71 per share for YTD 2005.

Figures may not add due to rounding.
Full-year EPS may not equal sum of quarters due to share count differences.

Schedule 3 - Reconciliation of 2004 Operating Earnings to GAAP

2004 Earnings (Twelve months ended December 31, 2004)

The net effects of the following items, all shown on an after-tax basis, are included in 2004 reported earnings, but are excluded from operating earnings:

  $112 million charge resulting from a planned divestiture and updated valuation of a long-term power-tolling contract that had been used in connection with trading activities;
  $61 million charge related to the de-designation of oil hedges resulting from the delay of oil production following Hurricane Ivan and the changes in value of those hedges through the third-quarter;
  $61 million of charges related to our investment in and planned divestiture of Dominion Capital assets;
  $43 million charge related to the termination of power purchase contracts, resulting from the acquisition of non-utility generating facilities;
  $13 million of charges related to our discontinued telecommunications business;
  $6 million of expenses related to the sale of E&P assets in British Columbia;
  $6 million of net charges related to other items including:
    $7 million charge related to an agreement to settle a class action lawsuit;
    $7 million charge related to the impairment of miscellaneous investments;
    $11 million benefit related to the true-up of the Hurricane Isabel restoration cost estimate;
    $3 million net charge related to other items; and
  $28 million benefit related to the disposition of certain CNG International assets held for sale.

(millions, except per share amounts)	1Q04	2Q04	3Q04	4Q04	FY 2004
Operating earnings	$448	$267	$400	$408	$1,523
Items excluded from operating earnings (after-tax):
Valuation of long-term power-tolling contract				(112)	(112)
Hurricane Ivan-De-designation and changes in value of oil hedges			(61)		(61)
Dominion Capital related charges	(26)	(10)	(20)	(5)	(61)
Gain(loss) on NUG buyouts			21	(64)	(43)
Telecom related charges	(8)	(7)		2	(13)
Expenses related to the sale of E&P assets (British Columbia)				(6)	(6)
Other items	5	(2)	(3)	(6)	(6)
Benefits related to CNGI assets held for sale	18	3		7	28
Total items excluded from operating earnings	(11)	(16)	(63)	(184)	(274)
Reported net income	$437	$251	$337	$224	$1,249

Common shares outstanding (average, diluted)	326.7	328.4	331.0	335.9	330.5

Operating earnings per share	$1.37	$0.81	$1.21	$1.22	$4.61
Items excluded from operating earnings (after-tax):	(0.03)	(0.05)	(0.19)	(0.55)	(0.83)
Reported earnings per share	$1.34	$0.76	$1.02	$0.67	$3.78

* Figures may not add due to rounding
  Full-year EPS may not equal sum of quarters due to share count differences

Schedule 4 - Reconciliation of Operating Earnings to Guidance
	Three months ended September 30, 2005
Description	Earnings (millions)	EPS ($/share)
3Q05 Operating Earnings Guidance(1,2)	$412	$1.20
Reconciling Items:
Weather	49	0.14
VA Fuel Expense	(139)	(0.40)
Excess Emissions Sales	50	0.14
Energy Supply Margin (incl. FTRs)	6	0.02
E&P - Hurricane Impact	(68)	(0.20)
Merchant Generation	34	0.10
Producer Services	14	0.04
Other	15	0.04
3Q05 Actual Operating Earnings	$373	$1.08

3Q Assumptions	Guidance	Actual
Avg. NYMEX spot price - Nat Gas ($/mmbtu)	$7.00	$8.49
Avg. NYMEX spot price - Oil ($/bbl)	$57.68	$60.36
Avg. Realized Price - Nat Gas ($/mmbtu)	$4.46	$4.40
Average Realized Price - Oil ($/bbl)	$27.48	$22.47
PJM West (7X24) ($/MWh)	$54.06	$74.79
Mass Hub/New Eng. (7X24) ($/MWh)	$67.01	$89.13
3Q05 Avg. shares outstanding, diluted (mm)	343.8	345.0
Natural Gas Production (Bcf)	81	74
Oil Production (mmbbls)	3.9	2.8
Equivalent Natural Gas Production (Bcfe)	104	91
VPP Volumes Delivered (Bcf)	16.1	16.1

(1) Refer to schedule 2 for details of items excluded from 3Q05 operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

(2) The reconciliation of 3Q05 actual operating earnings to guidance begins at the lower end of Dominion's guidance range of $412 million or $1.20 per share originally provided on
August 3, 2005.

Schedule 5 - Reconciliation of 2005 Earnings to 2004
Preliminary, unaudited (millions, except EPS)	Three months ended September 30 2005 vs. 2004
	Increase/(Decrease)
Reconciling Items	Amount	EPS

Dominion Delivery
Change in segment revenue allocation	($20)	($0.06)
Nonregulated retail energy marketing operations	(4)	(0.01)
Depreciation expense	(3)	(0.01)
Interest expense	(1)	--
Weather - electric	18	0.05
Customer growth	3	0.01
Other	1	--
Share dilution	--	(0.01)
Change in contribution to operating earnings	($6)	($0.03)

Dominion Energy
Producer Services	$56	$0.17
Cove Point	4	0.01
Salaries, wages, and benefits expense	(3)	(0.01)
Economic Hedges	(1)	--
Other	2	--
Share dilution	--	--
Change in contribution to operating earnings	$58	$0.17

Dominion Generation
Fuel expenses in excess of rate recovery	($181)	($0.55)
Salaries, wages and benefits expense	(15)	(0.04)
Interest expense	(4)	(0.01)
Weather	47	0.14
Customer growth	7	0.02
Excess emissions allowances sales	43	0.13
Dominion New England	27	0.08
Change in segment revenue allocation	24	0.07
Capacity expenses	16	0.05
Energy Supply margin	13	0.04
Kewaunee	7	0.02
Other	9	0.03
Share dilution	--	(0.03)
Change in contribution to operating earnings	($7)	($0.05)

Dominion E&P
Operations and maintenance
FAS133 - Time value of options (2004)	($20)	($0.06)
FAS133 - Hedge Ineffectiveness/Other	(27)	(0.08)
Other O&M	(14)	(0.04)
Gas and Oil - production	(42)	(0.13)
DD&A rate	(9)	(0.03)
Income taxes	(9)	(0.03)
Interest expense	(6)	(0.02)
Gas and Oil - prices	17	0.05
Other	9	0.03
Share dilution	--	--
Change in contribution to operating earnings	($101)	($0.31)

Corporate & Other
Change in contribution to operating earnings	$29	$0.09

Change in consolidated operating earnings	($27)	($0.13)
Change in items excluded from operating earnings (1)	($295)	($0.85)
Change in net income (GAAP earnings)	($322)	($0.98)

(1)  Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.